Exhibit 99.1

FOR IMMEDIATE RELEASE

For media inquiries, contact:
 Joe Horine, Citrix Systems, Inc.
 (954) 267-3042 or joseph.horine@citrix.com
 Eric Armstrong, Citrix Systems, Inc.
 (954) 267-2977 or eric.armstrong@citrix.com

For investor inquiries, contact:
 Jeff Lilly, Citrix Systems, Inc.
 (954) 267-2886 or jeff.lilly@citrix.com

Citrix Reports Second Quarter Earnings

Reports Revenue of $143 Million; Earnings Per Share of $0.17, Up 185% Over
Comparable Period Last Year; Adjusted Earnings Per Share of $0.18, Up 144%
Over Comparable Period Last Year

FORT LAUDERDALE, Fla. – July 23, 2003 – Citrix Systems, Inc. (Nasdaq:CTXS), the global leader in access infrastructure solutions, today reported results for the second quarter ended June 30, 2003.

FINANCIAL RESULTS

     Revenues for the three months ended June 30, 2003 were $143.0 million compared to $117.5 million in the same period of the prior year. Net income was $29.3 million for the second quarter of 2003, or $0.17 per share, as compared to $10.8 million or $0.06 per share in the comparable period of the prior year. Net income, adjusted to exclude the effect of amortization of intangible assets primarily related to business combinations, was $31.1 million for the second quarter of 2003, or $0.18 per share, as compared to $13.5 million, or $0.07 per share in the comparable period of the prior year.

     “We’re pleased with the solid Q2 performance we are reporting today,” said Mark Templeton, president and chief executive officer for Citrix. “Customer demand was very strong, especially with growth in larger projects and Subscription Advantage. These factors contributed to the strength in our top-line and a sharp increase in deferred revenue. With the four new products we shipped this quarter, Citrix now offers a full integrated suite of access infrastructure for the on-demand enterprises.”

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FINANCIAL HIGHLIGHTS

•	Software license revenue grew 29.1% over the comparable period last year.

•	Deferred revenue grew by $17.5 million during the quarter to approximately $128.2 million.

•	Operating margin was 24.8% for the quarter; adjusted operating margin was 26.7%, excluding the effect of amortization of intangible assets primarily relating to business combinations. Operating margin for the comparable period last year was 8.8%; adjusted operating margin for the comparable period last year was 11.0%.

•	Cash flow from operations was approximately $54 million for the quarter.

•	Cash and investments totaled approximately $789 million at the end of the quarter.

•	During the quarter, the company repurchased 2.1 million shares at an average price per share of $17.10, net of premiums received.

CITRIX METAFRAME ACCESS SUITE: FOUR NEW PRODUCTS SHIPPED

     During the second quarter, Citrix shipped four new products in the Citrix® MetaFrame® Access Suite. A fifth product, Citrix MetaFrame Password Manager, is currently expected to ship around the end of Q3. The product strategy that Citrix unveiled in March is designed to drive growth by leveraging the company’s market-leading position in access infrastructure and expanding into adjacent access-related markets.

•	Citrix MetaFrame XP™ Presentation Server, Feature Release 3 – The foundation of the Citrix MetaFrame® Access Suite and the world’s most widely deployed presentation server, Citrix MetaFrame XP Presentation Server, Feature Release 3 enables IT organizations to centrally manage heterogeneous applications and provide access to them from anywhere, anytime, using any device over any connection.

•	Citrix MetaFrame Conferencing Manager 2.0 – The most productive way for teams, regardless of individual locations, to work concurrently and collaboratively on the same applications and documents. Citrix MetaFrame Conferencing Manager provides customers with instant access and collaboration capabilities for any application published by Citrix MetaFrame Presentation Server and is fully integrated with Microsoft® Outlook® to easily schedule and manage meetings.

•	Citrix MetaFrame Secure Access Manager 2.0 – Provides secure, single-point, personalized access to virtually any internal or external information resource, including applications, data sources, documents, and Web content, through a Web browser. With a powerful set of easy-to-use, wizard-driven configuration tools, IT administrators can quickly enable browser-based access to the on-demand enterprise – personalized to each user’s needs, with secure connectivity over the Web.

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•	Citrix MetaFrame Presentation Server 1.2 for UNIX® – Designed to extend the performance, usability, security and value of Citrix access infrastructure software for UNIX® operating systems, this new release provides users – on any device or network connection – with secure access to UNIX and Java™ applications.

•	Citrix MetaFrame Password Manager — Will offer password security and single sign-on access to Windows, Web, proprietary and host-based applications. Announced in March, Citrix MetaFrame Password Manager is expected to ship around the end of Q3.

CUSTOMER HIGHLIGHTS

     Citrix closed several key deals in the second quarter including Banque Populaire BRED, Beverly Enterprises, Kaiser Permanente, and others.

     Banque Populaire BRED, the largest of 30 regional retail and commercial banks within the Banque Populaire Group, recently expanded its implementation of Citrix MetaFrame XP Presentation Server to nearly 3,000 users in order to deliver critical applications to its 300 branch locations throughout France. With Citrix access infrastructure, Banque Populaire BRED connects its employees to the on-demand enterprise to ensure consistent customer service throughout the organization.

     Beverly Enterprises is one of the leading providers of healthcare services to the elderly in the United States, with more than 428 skilled nursing facilities, 26 assisted living centers, and 30 home care and hospice centers in 32 states and the District of Columbia. The company will be using Citrix MetaFrame Secure Access Manager and Citrix MetaFrame XP Presentation Server to provide 7,000 employees with access to clinical applications and information, helping to ensure the highest level of service and care for patients and their families.

     Citrix signed an agreement with Kaiser Permanente, the nation’s largest not-for-profit healthcare organization, to extend its use of Citrix MetaFrame XP Presentation Server. Citrix access infrastructure will work with EPIC, the company’s automated medical records (AMR) database to help caregivers access and update patient information.

ALLIANCE HIGHLIGHTS

•	In April, Citrix joined with Microsoft as one of only seven Platinum sponsors of the Windows Server 2003 launch in San Francisco. As part of its support, Citrix participated in 50 launch events in 25 countries across North America, Europe and Asia Pacific. Citrix and Microsoft have worked together for more than 14 years to extend the capabilities of Microsoft’s server operating platforms. In addition, Citrix is one of the four independent software vendors in Microsoft’s Global Gold Certified Partner Program for Software Products.

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•	SAP customers awarded Citrix a Member’s Choice Top 25 Gold Star Award in May. In an online poll conducted by SAP FAQ (www.sapfaq.com), a 15,000-member online resource for more than 1,000 global organizations that use SAP collaborative business solutions, Citrix access infrastructure software was recognized as having the greatest positive impact on members’ SAP implementations over the past year.

•	In June, Windows & .NET Magazine honored Citrix with the Tech Ed 2003 “Best of Show” Award for Citrix MetaFrame Conferencing Manager in the category of Collaboration and Productivity. Citrix MetaFrame Conferencing Manager was chosen from more than 200 entries in the category based on its strategic importance to the market, competitive advantage and value to the customer.

•	Citrix announced a relationship with Accenture for eLearning programs in June. Under the agreement, Citrix is offering customers, and more than 6,000 channel partners and 300 Citrix Authorized Learning Centers™ (CALCs), access to eLearning courses hosted and supported by Accenture. Gartner predicts that eLearning is fast becoming a priority among top corporations, and the market is expected to reach $35 billion by 2005.

•	Also in June, the company announced it joined the Cisco AVVID (Architecture for Voice and Video Integrated Data) Partner Program as a Wireless Networking Solutions member. Joint customers across vertical industries are using Citrix industry-leading access infrastructure in conjunction with the Cisco Aironet Series of Wi-Fi solutions to provide customers with wireless remote access to business-critical applications, regardless of their location. In addition, Cisco joined the Citrix Business Alliance™ at the Premier level.

BUSINESS OUTLOOK

     Citrix management offers the following guidance for the quarter ending September 30, 2003:

•	Revenue is expected to be in the range of $135 million to $145 million.

•	Earnings per share is expected to be in the range of $0.14 to $0.16.

•	Adjusted earnings per share is expected to be in the range of $0.15 to $0.17, excluding the effect of amortization of intangible assets primarily related to business combinations.

     The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

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CONFERENCE CALL INFORMATION

     Citrix will host a conference call today at 4:45 p.m. EDT to discuss its financial results, quarterly highlights, and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at www.citrix.com/investors.

     The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed by visiting the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors through August 7, 2003. In addition, an audio replay of the conference call will be available through July 30, 2003, by dialing (800) 642-1687 or (706) 645-9291 (passcode required: 1532838).

ABOUT CITRIX

     Citrix Systems, Inc. (Nasdaq:CTXS) is the global leader in access infrastructure solutions for businesses, government agencies, and educational institutions. The most trusted name in enterprise access, the Citrix MetaFrame Access Suite enables people to easily and securely access the on-demand enterprise, from anywhere, anytime, using any device over any connection. Nearly 50 million people in more than 120,000 organizations around the world use Citrix every day. Citrix customers include 100% of the Fortune 100 companies, 95% of the Fortune 500 and 95% of the Financial Times European 100. Based in Fort Lauderdale, Florida, Citrix has offices in 22 countries, and more than 7,000 channel and alliance partners in more than 100 countries. For more information visit http://www.citrix.com.

FOR CITRIX INVESTORS

     This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by management, the statements contained in Business Outlook and in the reconciliation of non-GAAP measures to comparable U.S. GAAP measures concerning management’s forecast of revenue and earnings per share, statements regarding the company’s existing and new customers and new products, product strategies, the potential size of product markets, product launch dates and statements concerning internal operations, marketing, management’s plans, objectives and strategies, and management’s assessment of market factors, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the success of the company’s product lines; the company’s product concentration and its ability to develop and commercialize new products and services; the success of investments in foreign operations and markets; the company’s success in expanding into new geographic and vertical markets; the company’s ability to maintain and expand its core business in large enterprise accounts; the size, timing and recognition of revenue from significant orders and other revenue recognition changes, including increases in deferred revenue; the company’s reliance on and the success of the company’s independent distributors and resellers for the marketing and distribution of the company’s products; increased competition, including potential competition from Microsoft and other companies; changes in the company’s pricing policies or those of its competitors; management of operations and operating expenses; charges in the event of the impairment of assets acquired through purchase combinations and licenses; the management of anticipated future growth, as well as risks of downturns in economic conditions generally; political and social turmoil; and the uncertainty in and the effects of a weak IT spending environment which has impacted the overall demand for software and related services; and other risks detailed in the company’s filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

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Use of Non-GAAP Financial Measures

     This press release contains non-GAAP financial measures as defined by SEC Regulation G. These non-GAAP financial measures should not be construed as superior to GAAP financial measures. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed in this press release (if available) and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release after the condensed consolidated financial statements and can be found on the Investor Relations page of the Citrix corporate web site at http://www.citrix.com/investors.

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Citrix®, MetaFrame®, MetaFrame XP™, Citrix Authorized Learning Centers™, Citrix Business Alliance™ and Subscription Advantage™ are registered trademarks or trademarks of Citrix Systems, Inc. in the U.S. and other countries. Microsoft®, Windows® and Outlook® are registered trademarks of Microsoft Corporation in the U.S. and/or other countries. UNIX® is a registered trademark of The Open Group in the U.S. and other countries. All other trademarks and registered trademarks are property of their respective owners.

CITRIX SYSTEMS, INC.

Condensed Consolidated Statements of Income
(In thousands, except per share data — unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

	2003	2002	2003	2002

License revenue	$131,760	$102,028	$263,874	$223,752
Technical services revenue	11,289	11,218	22,666	21,932
Royalty revenue	—	4,210	—	14,082

Total net revenues	143,049	117,456	286,540	259,766

Cost of revenues	5,036	4,758	9,767	9,510

Gross margin	138,013	112,698	276,773	250,256

Operating expenses:
Research and development	16,244	17,059	31,369	35,908
Sales, marketing and support	60,550	61,413	122,261	122,611
General and administrative	23,022	21,339	44,044	44,577
Amortization of intangible assets	2,699	2,611	5,673	5,942

Total operating expenses	102,515	102,422	203,347	209,038

Income from operations	35,498	10,276	73,426	41,218
Other income, net	1,618	573	3,078	3,415

Income before income taxes	37,116	10,849	76,504	44,633

Income taxes	7,772	—	16,831	7,095

Net income	$29,344	$10,849	$59,673	$37,538

Earnings per share – diluted	$0.17	$0.06	$0.35	$0.20

Weighted average diluted shares outstanding	171,925	181,262	171,158	184,352

Adjusted net income	$31,081	$13,460	$63,276	$42,781

Adjusted earnings per share – diluted	$0.18	$0.07	$0.37	$0.23

Note: The above presentation of adjusted net income and adjusted earnings per share has been adjusted to exclude the effects of amortization of intangible assets primarily related to business combinations of $2.7 million and $2.6 million for the three months ended June 30, 2003 and 2002, respectively and $5.7 million and $5.9 million for the six months ended June 30, 2003 and 2002, respectively. Amortization of intangible assets was comprised primarily of amortization of core technologies.

Condensed Consolidated Balance Sheets
(In thousands — unaudited)

	June 30, 2003	December 31, 2002

ASSETS:
Cash and short-term investments	$470,002	$219,913
Accounts receivable, net	84,246	69,471
Other current assets	93,441	85,915

Total current assets	647,689	375,299
Long-term investments	319,369	499,491
Property and equipment, net	69,541	76,534
Goodwill and other intangible assets, net	177,013	183,213
Other assets	16,802	26,994

Total assets	$1,230,414	$1,161,531

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$102,817	$92,926
Current portion of deferred revenue	119,554	95,963
Convertible subordinated debentures	342,434	—

Total current liabilities	564,805	188,889
Long-term portion of deferred revenue	8,597	8,028
Convertible subordinated debentures	—	333,549
Put warrants and common stock subject to Repurchase	—	16,475
Stockholders’ equity	657,012	614,590

Total liabilities and stockholders’ equity	$1,230,414	$1,161,531

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures
(Unaudited)

We utilize certain non-GAAP financial measures to evaluate our performance. We consider these measures important indicators of our success. In addition, Citrix provides these non-GAAP measures of the company’s performance to investors to enable them to better compare Citrix’s most recent results of operations against financial models prepared by the company’s investors and securities analysts. These measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States (“U.S. GAAP”) such as net income and earnings per share and should not be considered measures of our liquidity. In addition, our non-GAAP financial measures may not be comparable to similar measures reported by other companies.

The following tables reconcile non-GAAP financial measures used in this release to the most comparable U.S. GAAP measure for the respective periods (in thousands, except for per share information and percentages):

	Three Months Ended June 30, 2003

					Earnings Per Share
	Operating Expenses	Operating Income	Operating Margin	Net Income	– Diluted	Tax Rate

U.S. GAAP measure	$102,515	$35,498	24.8%	$29,344	$0.17	20.9%
Adjustments to exclude the effects of amortization	2,699	2,699	1.9	1,737	0.01	1.0

Adjusted figures	$99,816	$38,197	26.7%	$31,081	$0.18	21.9%

	Three Months Ended June 30, 2002

					Earnings Per Share
	Operating Expenses	Operating Income	Operating Margin	Net Income	– Diluted	Tax Rate

U.S. GAAP measure	$102,422	$10,276	8.8%	$10,849	$0.06	0.0%
Adjustments to exclude the effects of amortization	2,611	2,611	2.2	2,611	0.01	0.0

Adjusted figures	$99,811	$12,887	11.0%	$13,460	$0.07	0.0%

Six Months Ended June 30, 2003	Net Income	Earnings Per Share – Diluted

U.S. GAAP measure	$59,673	$0.35
Adjustments to exclude the effects of amortization	3,603	0.02

Adjusted figures	$63,276	$0.37

Six Months Ended June 30, 2002	Net Income	Earnings Per Share – Diluted

U.S. GAAP measure	$37,538	$0.20
Adjustments to exclude the effects of amortization	5,243	0.03

Adjusted figures	$42,781	$0.23

Forward-looking Guidance for the Three Months
Ended September 30, 2003

Earnings Per Share Range – Diluted

U.S. GAAP measure	$0.14 to $0.16
Adjustments to exclude the effects of amortization	0.01

Adjusted figures	$0.15 to $0.17